Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350

The undersigned, Troy D. Zinn, Chief Financial Officer of Littlefield Corporation (the "Company"), pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, hereby certifies that:

(1) the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 15, 2006

/s/ Troy D. Zinn
Chief Financial Officer